Exhibit 10.1

THIS SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of September 28, 2021, by and among (i) Clearwater Analytics Holdings, Inc., a Delaware corporation (the “Corporation”), and (ii) the Persons set forth from time to time on the “Schedule of Holders” set forth on Annex A attached hereto (each a “Holder” and collectively, the “Holders”), including the Persons identified thereon as (A) Institutional Holders (each, a “Institutional Holder” and collectively, the “Institutional Holders”), (B) Parent Investors (each, a “Parent Investor” and collectively, the “Parent Investors”), (C) Galibier Purchaser LLC (the “Permira Investor”), (D) WP CA Holdco, L.P. (the “Warburg Investor”), and (E) Security Holders (each, a “Security Holder” and collectively, the “Security Holders”). Unless otherwise provided in this Agreement, capitalized terms shall have the meanings set forth in Section 11.

WHEREAS, in connection with the Initial Public Offering, the Holders contemplate the organization of a corporation and reorganization or recapitalization of the Company.

WHEREAS, Carbon Analytics Holdings LLC, a Delaware limited liability company ((now known as CWAN Holdings, LLC) the “Company”), formed the Corporation as the corporate successor to the Company for purposes of such Initial Public Offering.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Demand Registrations.

(a) Demand. At any time after the six-month anniversary of the effective date of the registration statement for the Initial Public Offering of the Corporation’s equity securities, each of (i) the Holders of a majority of the Registrable Securities then held by the Institutional Holders (the “Requisite Institutional Holders”) (a “Requisite Investor Demand Right”), (ii) the Parent Investors, (iii) the Permira Investor (a “Permira Investor Demand Right”), or (iv) the Warburg Investor (a “Warburg Investor Demand Right”) may request from the Corporation registration under the Securities Act of 1933, as amended (the “Securities Act”) of all or any portion of their Registrable Securities, the aggregate offering price to the public of which is expected to exceed the lesser of (a) $50,000,000 and (b) the Initiating Holder’s (as defined below) remaining shares of Common Stock, on Form S-1 or any similar long-form registration (“Long-Form Registrations”) or, if available, on Form S-3 or any similar short-form registration (“Short-Form Registrations”), including pursuant to Rule 415 under the Securities Act (a “Shelf Registration”) and (if the Corporation is a WKSI at the time any such request is submitted to the Corporation or will become one by the time of the filing of such Shelf Registration) that such Shelf Registration be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”). All registrations requested pursuant to this Section 1(a) are referred to herein as “Demand Registrations”. Each such request by the Holders requesting such registration (the “Initiating Holders”) shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share or per unit price range for such offering, if any. Within ten (10) days after receipt of any such request, the Corporation shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to Sections 1(c), 1(d), 1(f) and 1(i), shall include in such Long-Form Registration or Short-Form Registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within ten (10) days after the receipt of the Corporation’s notice. The Corporation shall not be obligated to effect any Long-Form Registration with respect to Registrable Securities which may be registered pursuant to a Short-Form Registration.

(b) Short-Form Registrations. After the Corporation has become subject to the reporting requirements of the Securities Exchange Act, the Corporation shall use commercially reasonable efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities. If the Corporation, pursuant to the request of the Parent Investors, the Requisite Institutional Holders, Permira Investor or Warburg Investor, is qualified to and has filed with the Securities Exchange Commission a registration statement under the Securities Act on Form S-3 pursuant to Rule 415 under the Securities Act (the “Required Registration”), then the Corporation shall use commercially reasonable efforts to cause the Required Registration (or a successor Required Registration) to be declared effective under the Securities Act as soon as practicable after filing, and, once effective, the Corporation shall cause such Required Registration to remain effective for a period ending on the earlier of (i) the date on which all Registrable Securities included in such registration have been sold pursuant to the Required Registration, and (ii) the date as of which the Holder(s) of the Registrable Securities included in such registration (assuming such Holder(s) are affiliates of the Corporation) are able to sell all of the Registrable Securities then-owned by such Holder(s) and its respective affiliates within a 90-day period in compliance with Rule 144 under the Securities Act.

(c) Restrictions on Registrations.

(i) The Parent Investors will be entitled to request an unlimited number of Demand Registrations and offerings in which the Corporation will pay all Registration Expenses, whether or not any such registration is consummated.

(ii) The Corporation shall not be obligated to effect, or to take any action to effect, any registration or offering pursuant to this Section 1:

(A) in connection with any Permira Investor Demand Right, after the Corporation has effected two (2) such Demand Registrations or offerings (including Shelf Offerings) in the aggregate, in each case that relates to an underwritten offering, on behalf of the Permira Investor pursuant to this Section 1 (counting for these purposes only registrations or offerings which have been declared or ordered effective and which the Company has not suspended, withdrawn or terminated, prior to the sale of at least 75% of Permira Investor’s Registrable Securities registered or offered thereunder) (it being understood that a Public Sale as a part of the Initial Public Offering shall not count against the registrations and offerings hereunder);

(B) in connection with any Warburg Investor Demand Right, after the Corporation has effected two (2) such Demand Registrations or offerings (including Shelf Offerings) in the aggregate, in each case that relates to an underwritten offering, on behalf of the Warburg Investor pursuant to this Section 1 (counting for these purposes only registrations or offerings which have been declared or ordered effective and which the Company has not suspended, withdrawn or terminated, prior to the sale of at least 75% of Warburg Investor’s Registrable Securities registered or offered thereunder) (it being understood that a Public Sale as a part of the Initial Public Offering shall not count against the registrations and offerings hereunder);

(C) in connection with any Requisite Investor Demand Right, after the Corporation has effected two (2) such Demand Registrations or offerings (including Shelf Offerings) in the aggregate, in each case that relates to an underwritten offering, on behalf of the Requisite Institutional Investors pursuant to this Section 1 (counting for these purposes only registrations or offerings which have been declared or ordered effective and which the Company has not suspended, withdrawn or terminated, prior to the sale of at least 75% of the Requisite Institutional Investors’ Registrable Securities registered or offered thereunder) (it being understood that a Public Sale as a part of the Initial Public Offering shall not count against the registrations and offerings hereunder); or

(D) during the period starting with the date sixty (60) days prior to the Corporation’s good faith estimate of the date of filing of, and ending on a date that is (x) one hundred eighty (180) days after the effective date (in the case of a Long-Form Registration) or (y) ninety (90) days after the effective date (in the case of a Short-Form Registration) of, a registration, provided that the Corporation is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective.

(d) Priority on Demand Registrations. If a Demand Registration is an underwritten offering and the managing underwriters advise the Corporation in writing that, in their opinion, the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, that can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Registrable Securities to be included in such registration, then the Corporation shall include in such registration, prior to the inclusion of any securities that are not Registrable Securities, the number of Registrable Securities requested to be included that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering, pro rata among the respective Holders thereof on the basis of the amount of Registrable Securities owned by each such Holder.

(e) Delayed Registration. If the Corporation shall furnish to the Initiating Holders a certificate signed by the President or Chief Executive Officer of the Corporation stating that in the good faith judgment of the Board of Directors of the Corporation it would be materially detrimental to the Corporation for such registration statement to be filed in the near future and that it is therefore in the best interests of the Corporation to defer the filing of such registration statement, the Corporation shall have the right to defer such filing for the period during which such disclosure would be materially detrimental, provided that the Corporation may not defer such filing for a period of more than one hundred eighty (180) days in any twelve-month period and no more than two (2) separate black-out periods in a twelve month period.

(f) Selection of Underwriters. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Corporation as a part of their request made pursuant to Section 1(a) or Section 1(i) and the Corporation shall include such information in the written notice referred to in Section 1(a) or Section 1(i). The Initiating Holders holding a majority of the Registrable Securities included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the prior written consent of the Corporation (not to be unreasonably withheld, delayed or conditioned). In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall, together with the Corporation, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

(g) Other Registration Rights. Except as provided in this Agreement, the Corporation shall not grant to any Persons the right to request the Corporation to register any equity securities of the Corporation, or any securities, options, or rights convertible or exchangeable into or exercisable for such equity securities, without the prior written consent of the Holders of a majority of the Registrable Securities.

(h) Obligations of Holders of Registrable Securities. Subject to the Corporation’s obligations under Section 4(e), each Holder of Registrable Securities shall cease using any prospectus after receipt of written notice from the Corporation of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made or is otherwise not legally available to support sales of Registrable Securities.

(i) Shelf Registrations.

(i) For so long as a registration statement for a Shelf Registration (a “Shelf Registration Statement”) is and remains effective, any of the Parent Investors, the Requisite Institutional Holders, the Permira Investor and/or the Warburg Investor will have the right at any time or from time to time to elect to sell pursuant to an offering (including an underwritten offering, provided that the aggregate anticipated offering price of each underwritten offering is expected to be at least $50,000,000 of (or, if less, all of such Holder(s)’ and its respective affiliates’)) Registrable Securities (“Shelf Registrable Securities”). If any of the Parent Investors, the Requisite Institutional Holders, Permira Investor and/or Warburg Investor desire to sell Registrable Securities pursuant to an underwritten offering, such holders shall deliver to the Corporation a written notice (a “Shelf Offering Notice”) specifying the number of Shelf Registrable Securities that such holders desire to sell pursuant to such underwritten offering (the “Shelf Offering”). As promptly as practicable, but in no event later than five (5) Business Days after receipt of a Shelf Offering Notice, the Corporation will give written notice of such Shelf Offering

Notice to all other Holders of Shelf Registrable Securities that have been identified as selling stockholders in such Shelf Registration Statement and are otherwise permitted to sell in such Shelf Offering. The Corporation, subject to Section 1(d) and Section 7, will include in such Shelf Offering all Shelf Registrable Securities with respect to which the Corporation has received written requests for inclusion (which request will specify the maximum number of Shelf Registrable Securities intended to be disposed of by such Holder) within three (3) Business Days after the receipt of the Shelf Offering Notice. The Corporation will, as expeditiously as possible (and in any event within fourteen (14) days after the receipt of a Shelf Offering Notice), but subject to Section 1(d), use its reasonable best efforts to consummate such Shelf Offering.

(ii) Notwithstanding the foregoing, if any of the Parent Investors, the Requisite Institutional Holders, the Permira Investor and/or the Warburg Investor wish to engage in an underwritten block trade off of a Shelf Registration Statement (either through filing an automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement), then, notwithstanding the foregoing time periods, such Initiating Holders only needs to notify the Corporation of the block trade Shelf Offering two (2) Business Days prior to the day such offering is to commence (unless a longer period is agreed to by the Initiating Holders wishing to engage in the underwritten block trade) and the Corporation shall promptly notify the other Institutional Holders, the Parent Investor, the Permira Investor or the Warburg Investor, as applicable (each, a “Potential Participant”) and such Potential Participants must elect whether or not to participate by the next Business Day (i.e. one (1) Business Day prior to the day such offering is to commence) (unless a longer period is agreed to by such Initiating Holders wishing to engage in the underwritten block trade) and the Corporation shall as expeditiously as possible use its reasonable best efforts to facilitate such offering (which may close as early as two (2) Business Days after the date it commences); provided, however, that such Initiating Holders shall use commercially reasonable efforts to work with the Corporation and the underwriters prior to making such request to facilitate preparation of the registration statement, prospectus and other offering documentation related to the underwritten block trade; provided, further, that, notwithstanding anything herein to the contrary, on and following the later of (i) the three-year anniversary of the Initial Public Offering and (ii) the date upon which the holders of Registrable Securities and their Affiliates collectively own less than 30% of the outstanding shares of Common Stock (after giving effect to the exchange and/or conversion of any shares of Class B Common Stock, Class C Common Stock, Class D Common Stock and/or Units), without the consent of the Initiating Holder of an underwritten block trade, no notice shall be given to any other Holder of such underwritten block trade, no Holder other than the Initiating Holder shall have the right to participate in such underwritten block trade, the Holders shall not be subject to Sections 3(a) or (b) in connection with such underwritten block trade (other than the Holder(s) participating in such underwritten block trade) and the Company shall not be subject to Section 3(c) in connection with such underwritten block trade to the extent the Company’s participation in a public offering or distribution is necessary or desirable to effectuate the rights of the Holders herein.

(iii) All determinations as to whether to complete any Shelf Offering and as to the timing, manner, price and other terms of any Shelf Offering contemplated by this Section 1(i) shall be determined, except as otherwise set forth in this Agreement, by the Initiating Holders, and the Corporation shall use its reasonable best efforts to cause any Shelf Offering to occur as promptly as practicable.

(j) Confidentiality. Each Holder agrees to treat as confidential the receipt of any notice under this Agreement (including any notices related to a Demand Registration, a Shelf Offering or Shelf Offering Notice, a Piggyback Registration (as defined below), or a delay (or suspension of the effectiveness) of a Demand Registration or Shelf Registration or a registration statement or other filing in connection therewith) and the information contained therein, and not to disclose or use the information contained in any such notice (or the existence thereof) without the prior written consent of the Company or Corporation, as applicable, until such time as the information contained therein is or becomes available to the public generally (other than as a result of disclosure by such Holder in breach of the terms of this Agreement); provided, that, no such written consent shall be required (and each party shall be free to release such information) for disclosures (a) to each party’s Affiliates and its and their respective representatives, agents and professional advisors, in each case so long as such Persons agree to keep such information confidential, (b) to the extent required by law, rule or regulation or (c) expressly permitted by this Agreement.

2. Piggyback Registrations.

(a) Right to Piggyback. Whenever the Corporation proposes to register any of its equity securities (including any proposed registration of the Corporation’s equity securities by any third party) under the Securities Act (other than (i) pursuant to a Demand Registration or Shelf Offering, which are addressed by Section 1, (ii) in connection with an Initial Public Offering of the Corporation’s equity securities, or (iii) in connection with registrations on Form S-4, S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities (each, a “Piggyback Registration”), the Corporation shall give prompt written notice (and in any event within three (3) Business Days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all Holders then holding any Registrable Securities of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within ten (10) days after the receipt of the Corporation’s notice. Notwithstanding anything contained herein to the contrary, if any Institutional Holder participates in an Initial Public Offering, each of the Permira Investor or Warburg Investor shall be entitled to participate in such Initial Public Offering on a pro rata basis based on the number of shares of Common Stock owned in accordance with the provisions of this Section 2.

(b) Piggyback Expenses. The Registration Expenses of the Holders of Registrable Securities shall be paid by the Corporation in all Piggyback Registrations, whether or not any such registration is consummated.

(c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Corporation, and the managing underwriters advise the Corporation in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Corporation, then the Corporation shall include in such registration, (i) first, the securities the Corporation proposes to sell that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering, (ii) second, the Registrable Securities requested to be included in such registration that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering (if any), pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder, and (iii) third, the Other Securities requested to be included in such registration that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering (if any).

(d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of Other Holders (it being understood that secondary registrations on behalf of Holders of Registrable Securities are addressed in Section 1 rather than this Section 2(d)), and the managing underwriters advise the Corporation in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Registrable Securities to be included in such registration, then the Corporation shall include in such registration, (i) first, the Other Securities requested to be included therein by the Other Holders requesting such registration and the Registrable Securities requested to be included in such registration, in each case that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering (if any), pro rata among the holders of such Other Securities and the holders of such Registrable Securities on the basis of the number of shares of Common Stock owned by each such holder, and (ii) second, the other securities requested to be included in such registration that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering (if any).

(e) Other Registrations. If the Corporation has previously filed a registration statement with respect to Registrable Securities pursuant to Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, then, unless such previous registration is a Required Registration, the Corporation shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least one hundred eighty (180) days has elapsed from the effective date of such previous registration.

3. Lockup Agreements; Transfers; Legend; Coordination.

(a) Prohibited Actions during Holdback Period. Each Holder agrees that in connection with the Corporation’s Initial Public Offering and any Demand Registration or Piggyback Registration that is an underwritten public offering of the Corporation’s equity securities, such Holder shall not (i) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any equity securities of the Corporation (including equity securities of the Corporation that may be deemed to be owned beneficially by such holder in accordance with the rules and regulations of the Securities and Exchange Commission) (collectively, “Securities”), or any securities, options, or rights convertible into or exchangeable or exercisable for Securities (collectively, “Other Equity Securities”), (ii) enter into a transaction which would have the same effect as any action described in clause (i) of this Section 3(a), (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Securities or Other Equity Securities, whether such transaction is to be settled by delivery of such Securities, Other Equity Securities, in cash or otherwise, or (iv) publicly disclose the intention to enter into any transaction described in clauses (i), (ii) or (iii) of this Section 3(a), from the date on which the Corporation gives notice to the holders of Registrable Securities that a preliminary prospectus has been circulated for such underwritten public offering to the date that is 180-days following the date of the final prospectus for such underwritten Initial Public Offering and 90-days in the case of any registration other than an Initial Public Offering (or such shorter period as agreed to by the underwriters designated as “book-runners” managing such registered public offering), unless such book-runners otherwise agree in writing (each such period, referred to herein as a “Holdback Period”); provided, that the foregoing restriction shall not apply to any pledge or other granting of a security interest (and any related foreclosure or exercise of remedies by the lender(s) or any third party purchaser following such foreclosure or exercise of remedies) in any Securities to one or more lenders pursuant to any Permitted Financing by any Specified Investor. The Corporation may impose stop-transfer instructions with respect to its securities that are subject to the foregoing restriction until the end of such period.

(b) Lockup Agreements, etc. In connection with any underwritten public offering of the Corporation’s equity securities, each holder of Registrable Securities agrees to enter into any holdback, lockup or similar agreement requested by the underwriters managing such registered public offering that the holders of a majority of the Registrable Securities agree to enter into; provided, any such holdback, lockup or similar agreement with a Specified Investor shall provide a carve-out substantially similar to that provided in Section 3(a) above with respect to a Permitted Financing and (ii) the relevant holdback or lockup period in any such holdback, lockup or similar agreement with a Specified Investor shall not exceed the corresponding Holdback Period that applies to such offering.

(c) Limitation on Public Sales and Distributions. The Corporation (i) shall not effect any public sale or distribution of its equity securities, or any securities, options, or rights convertible into or exchangeable or exercisable for such equity securities, during the seven (7) days prior to and during the 180-day period (in the case of the Initial Public Offering) or 90-day period (in the case of any registration other than an Initial Public Offering) (or such shorter period as agreed to by the underwriters designated as “book-runners” managing such registered public offering) beginning on the effective date or pricing date of any underwritten Demand Registration, Piggyback Registration or Shelf Offering (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to the extent not inconsistent with applicable law, except as otherwise permitted by the holders of a majority of the Registrable Securities, shall cause each holder of its equity securities, or any securities convertible into or exchangeable or exercisable for equity securities, purchased from the Corporation at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

(d) Transfer of Registration Rights. The rights to cause the Corporation to register or offer Registrable Securities pursuant to this Agreement may be Transferred (but only with all related obligations) by a Holder to a Transferee or assignee of such securities in connection with a Transfer permitted under the LLC Agreement (other than with respect to a Transfer in connection with a Public Sale or an Approved Sale) and, if such Transfer is following the Initial Public Offering, such Transfer is with respect to at least ten percent (10%) of the outstanding shares of Common Stock of the Corporation; provided that, prior to Transferring any Registrable Securities to any Person (including by operation of law), the Holder effecting such Transfer shall cause the prospective Transferee to execute and deliver to the Company or the Corporation, as applicable, a counterpart of this Agreement agreeing to be bound by the terms hereof; provided, further, that the Corporation’s obligation to register or offer Registrable Securities under this Agreement by a Holder Transferring its Registrable Securities shall not be increased or expanded due to such Transfer, and the transferor and transferee will be treated collectively for purposes of determining the number of demand rights or offerings that may be exercised by such Holders.

(e) Legend. Each certificate evidencing any Securities or Other Securities held by a Holder and each certificate issued in exchange for or upon the Transfer of any such securities (unless such securities are permitted to be Transferred pursuant to this Agreement and, if such securities were Registrable Securities, would no longer be Registrable Securities after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS SET FORTH IN AN AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT DATED AS OF NOVEMBER 2, 2020 AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S HOLDERS, AS AMENDED. A COPY OF SUCH REGISTRATION RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

The Corporation shall imprint such legend on certificates evidencing Securities and Other Securities outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any securities which are Transferred in accordance with Rule 144 of the Securities Act, provided that the Corporation may request reasonable evidence (including a legal opinion) of compliance with applicable securities laws. The Company will reasonably cooperate with and assist the Parent Investors, Permira Investor or Warburg Investor, and the Company’s transfer agent to facilitate any in-kind distribution in the manner reasonably requested by such investors (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent, the delivery of customary legal opinions by counsel to the Company and the delivery of Registrable Securities without restrictive legends, to the extent no longer applicable).

(f) Coordination. Each of the Parent Investors, the Institutional Holders, the Permira Investor and Warburg Investor agrees that any such Holder wishing to dispose of or otherwise transfer any Registrable Securities pursuant to a registered public offering within the first eighteen (18) months following the Initial Public Offering shall use commercially reasonable efforts to consult and coordinate with the Corporation prior to taking such action.

4. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered or offered pursuant to this Agreement, the Corporation shall use commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Corporation shall as expeditiously as possible:

(a) prepare and, within sixty (60) days after the end of the period within which requests for registration may be given to the Corporation, file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable thereafter, in each case in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder; provided that, before filing a registration statement or prospectus or any amendments or supplements thereto, the Corporation shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement, copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel;

(b) notify in writing each Holder that holds any Registrable Securities covered by the applicable registration (the “Participating Holders”) of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred eighty (180) days or other period required herein (or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c) furnish to each Participating Holder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each free-writing prospectus (as defined in Rule 405 of the Securities Act) and such other documents as such Participating Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Participating Holder;

(d) use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Participating Holders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such Participating Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Participating Holders (provided that the Corporation shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

(e) promptly notify in writing each Participating Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement (i) contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made or (ii) is otherwise not legally available to support sales of Registrable Securities, and, at the request of the holders of a majority of the Registrable Securities covered by such registration statement, the Corporation shall promptly prepare and furnish to each such Participating Holder a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Corporation are then listed;

(g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(h) enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of Registrable Securities (including, in the case of an underwritten offering in which the aggregate offering price to the public is expected to exceed $50,000,000, participation in “road shows,” investor presentations and marketing events);

(i) make available for inspection by any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant, or agent in connection with such registration statement and assist and, at the request of any participating underwriter, use commercially reasonable efforts to cause such officers or directors to participate in presentations to prospective purchasers;

(j) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Corporation’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Corporation shall use commercially reasonable efforts promptly to obtain the withdrawal of such order;

(l) use commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Participating Holders thereof to consummate the disposition of such Registrable Securities;

(m) take all reasonable actions to ensure that any free-writing prospectus utilized in connection with any Demand Registration or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(n) obtain one or more “cold comfort” letters, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement and addressed to the underwriters), from the Corporation’s independent public accountants in customary form and covering such matters of the type customarily covered by such letters as the holders of a majority of the Registrable Securities being sold in such registered offering reasonably request; and

(o) provide a legal opinion of the Corporation’s outside counsel, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement and addressed to the underwriters), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

(p) with a view to making available the benefits of certain rules and regulations of the Securities Exchange Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

(i) use its reasonable best efforts to make and keep public information available as those terms are understood and defined in Rule 144, at all times from and after ninety (90) days following the effective date of the registration statement with respect to an initial public offering;

(ii) use its reasonable best efforts to file with the Securities Exchange Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(iii) so long as the Holders own any Registrable Securities, furnish to the Holders upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the registration statement with respect to an initial public offering) and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements).

If requested by any Specified Investor, the Company will use commercially reasonable efforts to provide the following cooperation in connection with such Specified Investor obtaining or maintaining Permitted Financing:

(A) entering into an (or modifying, amending or restating any existing) issuer agreement (an “Issuer Agreement”) with each lender to such Permitted Financing in customary form;

(iv) when eligible to do so under applicable securities laws and the procedures and policies of the Company’s transfer agent and (if applicable) The Depository Trust Company, (A) remove any restrictive legends on certificates representing pledged Collateral and depositing such pledged Collateral in book-entry form on the books of The Depository Trust Company or (B) without limiting the generality of clause (A), if such Collateral is eligible for resale under Rule 144A, depositing such pledged Collateral in book entry form on the books of The Depository Trust Company or other depository with customary Rule 144A restrictive legends in lieu of the legends specified in this Agreement and the LLC Agreement (provided, that, in each case, any limitations on transfer set forth in this Agreement and the LLC Agreement shall continue to apply in accordance with their respective terms);

(v) if so requested by such Specified Investor, (A) issuing physical certificates with respect to such Collateral and/or (B) re-registering the pledged Collateral in the name of the relevant lender, custodian or similar party to a Permitted Financing, with respect to Permitted Financings solely as securities intermediary and only to the extent such Specified Investor or its Affiliates or designees continues to beneficially own such pledged Collateral;

(vi) if so requested by such Specified Investor, using commercially reasonable efforts to include exceptions to any underwriters’ lock-ups to allow for the incurrence and/or maintenance of a Permitted Financing and any exercise of remedies by lenders thereunder; and

(vii) such other cooperation and assistance as such Specified Investor may reasonably request (which cooperation and assistance, for the avoidance of doubt, shall not include any requirements that the Company deliver information, compliance certificates or any other materials typically provided by borrowers to lenders) that will not unreasonably disrupt the operation of the Company’s business.

5. Registration Expenses.

(a) Registration Expenses Generally. All expenses incident to the Corporation’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, travel expenses, filing expenses, messenger and delivery expenses, fees and disbursements of custodians, fees and disbursements of counsel for the Corporation, fees and disbursements of counsel for the Holders to the extent set forth in Section 5(b), and fees and disbursements of all independent certified public accountants (in each case, excluding Selling Expenses), and other Persons retained by the Corporation (all such expenses being herein called “Registration Expenses”), shall be paid by the Corporation, and the Corporation shall, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance, and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Corporation are then listed. All Selling Expenses relating to securities so registered shall be borne by the Holders of such securities pro rata on the basis of the number of securities so registered on their behalf.

(b) Reimbursement of Fees of Counsel. In connection with each Demand Registration, each Piggyback Registration and each Shelf Offering, the Corporation shall reimburse the holders of Registrable Securities included in such registration or offering for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration or offering; provided, that if the Parent Investors, the Permira Investor or the Warburg Investor is selling Registrable Securities in such registration or offering and such holders desire separate counsel from the counsel chosen by the holders of a majority of the Registrable Securities included in such registration or offering, the Corporation shall reimburse the Parent Investors, the Permira Investor or the Warburg Investor, as applicable, for its reasonable fees and disbursements of one counsel for the Parent Investors and one counsel for both of the Permira Investor and the Warburg Investor (to be selected jointly by the Permira Investor and the Warburg Investor if selling in the same registration or offering and with such fees and disbursements not to exceed $50,000 in the aggregate for both of the Permira Investor or the Warburg Investor taken together).

6. Indemnification.

(a) Indemnification of Holders and Underwriters. The Corporation agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its officers, directors, advisors, agents, and employees, and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof), whether joint and several or several, together with reasonable costs and expenses (including reasonable attorney’s fees) to which any such indemnified party may become subject under the Securities Act or otherwise (collectively, “Losses”) caused by, resulting from, arising out of, based upon, or relating to (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 6, each, an “application”) executed by or on behalf of the Corporation or based upon written information furnished by or on behalf of the Corporation filed in any jurisdiction in order to qualify any securities covered by such registration under the “blue sky” or securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation by the Corporation of any rule or regulation promulgated pursuant to any federal, state or common law rule or regulation including the Securities Act, applicable to the Corporation and relating to action or inaction required of the Corporation in connection with any such registration hereunder, and the Corporation will reimburse such Holder and each such director, officer, and controlling Person for any legal or any other expenses incurred by them in connection with investigating or defending any such Losses; provided, that the Corporation shall not be liable (as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected)) in any such case to the extent that any such Losses result from, arise out of, are based upon, or relate to an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, or in any application, in each case, made in reliance upon, and in conformity with, written information prepared and furnished in writing to the Corporation by such Holder expressly for use therein or by such Holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Corporation has furnished such Holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Corporation shall indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b) Provision of Information; Indemnity of Holders. In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Corporation in writing such information and affidavits as the Corporation reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, shall indemnify and hold harmless the other holders of Registrable Securities and the Corporation, and their respective officers, directors, agents, and employees, and each other Person who controls the Corporation (within the meaning of the Securities Act) against any Losses caused by, resulting from, arising out of, based upon, or relating to (as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected)) (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto or in any application, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in each case, in reliance upon and in conformity with written information prepared and furnished to the Corporation by such holder expressly for use therein, and such Holder will reimburse the Corporation and each such other indemnified party for any legal or any other expenses incurred by them in connection with investigating or defending any such Losses; provided that the obligation to indemnify will be individual, not joint and several, for each Holder and shall be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

(c) Claims. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, then the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) Additional Indemnification Rights. The indemnification provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract, and will remain in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and shall survive the transfer of securities.

(e) Contribution. If the indemnification provided for in this Section 6 is unavailable to or is insufficient to hold harmless an indemnified party under the provisions above in respect to any Losses referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative fault of the Corporation on the one hand and the Participating Holders and any other sellers participating in the registration statement on the other hand or (ii) if the allocation provided by clause (i) of this Section 6(e) is not permitted by applicable law, then in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) of this Section 6(e) but also the relative benefit of the Corporation on the one hand and of the Participating Holders and any other sellers participating in the registration statement on the other in connection with the statement or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Corporation on the one hand and the Participating Holders and any other sellers participating in the registration statement on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) to the Corporation bear to the total net proceeds from the offering (before deducting expenses) to the Participating Holders and any other sellers participating in the registration statement. The relative fault of the Corporation on the one hand and of the Participating Holders and any other sellers participating in the registration statement on the other shall be determined by reference to, among other things, whether the untrue statement or alleged omission to state a material fact relates to information supplied by the Corporation or by the Participating Holders or other sellers participating in the registration statement and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(f) Contribution Limits. The Corporation and the Participating Holders agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Participating Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in Section 6(e). The amount paid or payable by an indemnified party as a result of the

Losses referred to in Section 6(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Participating Holder shall be required to contribute pursuant to this Section 6 any amount in excess of the difference of (i) any amounts paid pursuant to Section 6(b) and (ii) the net proceeds received by such Participating Holder from the sale of Registrable Securities covered by the registration statement filed pursuant hereto. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7. Participation in Underwritten Registrations.

(a) Cooperation with Underwriting Arrangements. No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that no Holder will be required to sell more than the number of Registrable Securities that such Holder has requested the Corporation to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements; provided that no Holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Corporation or the underwriters (other than representations and warranties regarding such Holder and such Holder’s intended method of distribution) or to undertake any indemnification obligations to the Corporation or the underwriters with respect thereto, except as otherwise provided in Section 6.

(b) Supplements or Amendments to Prospectus. Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Corporation pursuant to Section 4(e), such Person will immediately discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 4(e). In the event the Corporation shall give any such notice, the applicable time period mentioned in Section 4(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 7(b) to and including the date when each Participating Holder shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(e).

8. Additional Holders. In connection with the issuance of any additional equity securities of the Corporation, the Corporation, with the prior written consent of the Board and the Holders of a majority of the Registrable Securities, may permit such Person to become a party to this Agreement and succeed to all of the rights and obligations of a “Holder” under this Agreement by obtaining an executed counterpart signature page to this Agreement, and, upon such execution, such Person shall for all purposes be a Holder and party to this Agreement.

9. Subsidiary Public Offering. Unless otherwise determined by the Parent Investors, if, after an Initial Public Offering of the equity securities of a Subsidiary of the Company, the Company distributes securities of such Subsidiary to members of the Company, then the rights and obligations of the Corporation pursuant to this Agreement shall apply, mutatis mutandis, to such Subsidiary, and the Company or the Corporation, as applicable, shall cause such Subsidiary to comply with such Subsidiary’s obligations under this Agreement.

10. Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 1 or Section 2 shall terminate upon the earlier of such date as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder and its affiliates may immediately be sold under Rule 144 during any ninety (90) day period without volume limitation and with the current public information required under Rule 144(c)(1) deemed to be available and such Holder holds less than one percent (1%) of outstanding capital stock of the Company.

11. Definitions.

(a) “Affiliate” of any particular Person means (a) any other Person controlling, controlled by, or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise, or (b) in addition to the foregoing, with respect to (i) the Parent Investors, (ii) the Permira Investor, (iii) the Warburg Investor or (iv) the Institutional Holders. For purposes of this Agreement, the Companyand its respective Subsidiaries shall not be considered Affiliates of any holder of interests in the Company (and vice versa).

“Approved Sale” means a sale of the Company approved by the Parent Investors or the Permira Investor and the Warburg Investor, as applicable; where “sale of the Company” means any transaction or series of transactions pursuant to which any Person or group of related Persons (other than Parent Investor Affiliates, Permira Investor Affiliates, Warburg Investor Affiliates or any portfolio company thereof) in the aggregate acquire(s) either: (i) a majority of the Common Stock (or successor Company Equity Securities thereto) then outstanding or (ii) all or substantially all of the Company’s assets determined on a consolidated basis; provided that a public offering shall not constitute a Sale of the Company.

(b) “Board” means the board of directors of the Company.

(c) “Business Day” means any day other than a Saturday or Sunday or any other day on which commercial banks in Boise, Idaho or New York, New York are authorized or required by applicable law to close.

(d) “Common Stock” shall mean the Corporation’s Class A Common Stock, par value $0.001 per share.

(e) “Company Equity Securities” means (i) any Common Stock, interest, partnership, membership or limited liability company interests or other equity interests in the Company or a corporate successor (including other classes, groups or series thereof having such relative rights, powers and/or obligations as may from time to time be established by the Board, including rights, powers and/or obligations different from, senior to or more favorable than existing classes, groups and series of interests, capital stock, partnership, membership or limited liability company interests or other equity interests, and including any profits interests); (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Common Stock, interests, partnership interests, membership or limited liability company interests or other equity interests in the Company or a corporate successor; and (iii) warrants, options or other rights to purchase or otherwise acquire Common Stock, interests, partnership interests, membership or limited liability company interests or other equity interests in the Company or a corporate successor.

(f) “Initial Public Offering” shall mean the initial public offering of the Common Stock pursuant to the Registration Statement on Form S-1 initially filed on August 30, 2021, as amended.

(g) “LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of the Company, as amended or modified from time to time in accordance with its terms.

(h) “Other Securities” shall mean shares of Common Stock (other than Registrable Securities).

(i) “Other Holders” shall mean persons other than Holders who, by virtue of agreements with the Company, the Corporation or a Subsidiary of either the Company or the Corporation, are entitled to include their securities in certain registrations hereunder.

(j) “Permitted Financing” means the (i) incurrence of indebtedness by a Specified Investor (or an Affiliate thereof) to (A) finance a portion of its purchase of the Units, (B) finance a return of capital with respect to its investment in the Units (or the securities received in exchange or conversion of the Units), or (C) refinance or replace indebtedness described in this clause (i) and (ii) granting of liens by such Specified Investor to secure payment of such indebtedness, including on the Units and any shares of Common Stock held by such Specified Investor (the “Collateral”).

(k) “Person” shall have the meaning set forth in the LLC Agreement.

(l) “Public Sale” means any sale of Company Equity Securities (i) to the public pursuant to an offering registered under the Securities Act or (ii) to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any similar provision then in effect) adopted under the Securities Act (other than Rule 144(b) prior to a public offering).

(m) “Registrable Securities” means (i) any Common Stock issued or distributed in respect of Units of the Company issued to the Holders, (ii) common equity securities of the Corporation or a Subsidiary of either the Company or the Corporation issued or issuable with respect to the securities referred to in clause (i) of this definition by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization, and (iii) other Common Stock held by Persons holding securities described in clause (i) of this definition; provided, that none of the following shall constitute Registrable Securities for any purpose hereunder: (A) securities that have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public pursuant to Rule 144 under the Securities Act (or any similar rule then in force); (B) securities that are effectively registered under a registration statement on Form S-8 (or any successor form); (C) securities that, together with all other securities held by a Holders and its affiliates, are eligible to be sold to the public through a broker, dealer, or market maker pursuant to Rule 144 (or any similar provision then in force), without volume limitation and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1), during a single 90-day period; (D) shares of Common Stock or other common equity securities issuable upon the exercise of employee options (or similar equity-like incentive shares or units) which have not vested or are otherwise not exercisable, (E) shares of Common Stock or other common equity securities issuable upon the exercise of vested employee options (or similar equity like incentive shares or units) whose per share or per unit exercise price is more than the price to be paid for such share or unit in such offering, (F) shares of Common Stock or other common equity securities whose per share or per unit participation threshold is more than the price to be paid for such share or unit in such offering, and (G) shares of Common Stock or other common equity securities that are subject to vesting (including if subject to possible repurchase by the Company or the Corporation at less than fair market value). For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected; provided that this sentence shall not apply to shares of the common equity securities of the Corporation issuable upon the exercise of unvested options originally issued to employees or former employees of the Company, the Corporation or their Subsidiaries.

(n) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

(o) “Specified Investors” shall mean the Parent Investor, the Permira Investor and the Warburg Investor.

(p) “Subsidiary” shall have the meaning set forth in the LLC Agreement.

(q) “Transfer” shall have the meaning set forth in the LLC Agreement.

(r) “Units” shall have the meaning set forth in the LLC Agreement.

12. Miscellaneous.

(a) Remedies. Each of the parties to this Agreement shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(b) Amendments and Waivers.

(i) Subject to Sections 12(b)(ii) and 12(b)(iii), any provision of this Agreement may be amended or modified if, but only if, such amendment or modification is in writing and is approved in writing by the Corporation and the Holders then holding a majority of the Registrable Securities.

(ii) Notwithstanding Section 12(b)(i) but subject to Section 12(b)(iii), if an amendment or modification of this Agreement:

(A) would alter or change the special rights hereunder of a holder of Registrable Securities or group of Holders of Registrable Securities specifically granted such special rights by name, such amendment or modification shall not be effective against such holder of Registrable Securities or group of Holders of Registrable Securities (as the case may be) without the prior written consent of such holder of Registrable Securities or, in the case of a group of Holders of Registrable Securities, the holders of at least a majority of Registrable Securities held by such group of Holders of Registrable Securities; or

(B) would alter or change the powers, preferences or special rights hereunder of the holders of a class of Registrable Securities (holders of any such class, the “Subject Holders”) so as to treat them in a way that is materially and adversely different than the holders of any other class of Registrable Securities, such amendment or modification shall not be effective against the Subject Holders without the prior written consent of the holders of at least a majority of such class of Registrable Securities held by the Subject Holders.

(iii) The provisions of Sections 12(b)(i) and 12(b)(ii) shall not apply to any amendments or modifications otherwise expressly permitted by this Agreement including any required to add a party hereto pursuant to Section 8.

(c) Successors and Assigns. All covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns, whether so expressed or not.

(d) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

(e) Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

(f) Waiver of Breach. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition. The waiver by any party of a breach of any covenant, duty, agreement, or condition of this Agreement of any other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

(g) Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. The use of the words “or,” “either,” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(h) Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(i) Jurisdiction; Venue; Service of Process. Each party hereto agrees that it may bring any action between the parties hereto arising out of or related to this Agreement in the Court of Chancery of the State of Delaware (the “Court of Chancery”) or, to the extent the Court of Chancery does not have subject matter jurisdiction, the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts (the “Delaware Federal Court”) or, to the extent neither the Court of Chancery nor the Delaware Federal Court has subject matter jurisdiction, the Superior Court of the State of Delaware (the “Chosen Courts”), and, solely with respect to any such action (a) irrevocably submits to the non-exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (d) agrees that service of any process, summons, notice or document pursuant to Section 12(k) shall be effective service of process in any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence.

(j) MUTUAL WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT (INCLUDING THE COMPANY) HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES HEREUNDER.

(k) Notices. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) sent to the recipient by reputable overnight express service (charges prepaid), (iii) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid or (iv) emailed to the recipient if emailed before 5:00 p.m. New York, New York time on a Business Day, and otherwise, if at or after 5:00 p.m. New York, New York time on the next Business Day. Such notices, demands, and other communications shall be sent to each Holder at the addresses indicated on the Schedule of Holders and to the Corporation at the address of its corporate headquarters or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

(l) No Third-Party Beneficiaries. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any Person not a party hereto, and no such other Person shall have any right or cause of action hereunder.

(m) Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a photographic, facsimile, portable document format (.pdf), or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties hereto. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(n) Opt-Out Requests. Subject to Sections 3(a), 3(b) and 4(b), each Holder shall have the right, at any time and from time to time (including after receiving information regarding any potential public offering), to elect to not receive any notice that the Company or any other Holders otherwise are required to deliver pursuant to this Agreement regarding a Demand Registration or Shelf Offering by delivering to the Company a written statement signed by such Holder that it does not want to receive any such notices hereunder (an “Opt-Out Request”); in which case, and notwithstanding anything to the contrary in this Agreement, the Company and other Holders shall not be required to, and shall not, deliver any such notice or other related information required to be provided to Holders hereunder to the extent that the Company or such other Holders reasonably expect such notice or information would result in a Holder acquiring material non-public information within the meaning of Regulation FD promulgated under the Securities Exchange Act. An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Holder who previously has given the Company an Opt-Out Request may revoke such request at any time, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-Out Requests; provided, that each Holder shall use commercially reasonable efforts to minimize the administrative burden on the Company arising in connection with any such Opt-Out Requests.

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Annex A

SCHEDULE OF HOLDERS

Parent Investors:

WCAS XII Carbon Analytics Acquisition, L.P.

WCAS XIII Carbon Analytics Acquisition, L.P.

WCAS GP CW LLC

Welsh, Carson, Anderson & Stowe XII, L.P.

Welsh, Carson, Anderson & Stowe XII Delaware, L.P.

Welsh, Carson, Anderson & Stowe XII Delaware II, L.P.

Welsh, Carson, Anderson & Stowe XII Cayman, L.P.

WCAS XII Carbon Investors, L.P.

WCAS XIII Carbon Investors, L.P.

Institutional Holders:

Calculated DF Holdings, LP

Durable Capital Master Fund LP

DCP CA Blocker LLC

Sockeye Trading, Inc.

Carbon Management Holdings, LLC

Permira Investor:

Galibier Purchaser LLC

Warburg Investor:

WP CA Holdco, L.P.

Security Holders:

Tyler Haws

Marcus Ryu

Jacques Aigrain

Kathleen A. Corbet